Andrew Berlin, Account Executive Jeffrey Myhre, VP – Editorial
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HYDROGEN ENGINE CENTER, INC.
Nicole Fritz-Kemna,
Communications Director
(515) 295-3178
nkemna@hydrogenenginecenter.com

FOR IMMEDIATE RELEASE

HYDROGEN ENGINE CENTER LAUNCHES ADVANCED CARBONLESS ENERGY
TECHNOLOGY GROUP (ACETG) TO ACCELERATE GLOBAL
COMMERCIALIZATION OF ITS CARBON-FREE ENERGY TECHNOLOGIES

Ted Hollinger Appointed Managing Director of ACETG Global Technology
Development
Don Vanderbrook named CEO of HEC

Four-Point Plan Adopted to Accelerate Commercial Deployment of HEC’s Technology Solutions

ALGONA, IA, November 26, 2007 — Hydrogen Engine Center, Inc., (OTC BB: HYEG), a developer of systems and processes used in the design, manufacture and distribution of alternative fuel internal combustion engines, engine controls and generator systems, today announced a series of steps to expand advanced technology development while simultaneously accelerating the delivery of alternative energy solutions to the global market.

HEC leadership noted that traditional, oil-based energy markets continue to experience pricing and supply concerns, and that these factors are expected to open alternative energy market opportunities earlier than previously forecasted. HEC is in a position to take fullest advantage of this situation. To do this, the company has adopted a four-point strategic plan:

•	Licensing of energy technology, built upon HEC’s current and growing patent portfolio;
•	Expand HEC work in utilizing our non-polluting power solutions in transforming renewable energy sources such as wind and solar power into mainstream power sources;
•	The development and expansion of Green Corporate Partnerships to accelerate solutions for delivering near-zero emissions, fuel burning technology to customers worldwide;
•	The expanded utilization of industrial by-product hydrogen, to power industrial facilities globally.

Vanderbrook commented, “This expanded four point strategy is designed to deliver real value and solutions to the market. We are approaching a tipping point where alternative energy is becoming the preferred source of power throughout almost every customer sector. I believe HEC is poised to help provide valuable solutions that reduce oil dependency, reduce greenhouse gases, and take demand off the strained power grid. This alignment helps HEC to move even more rapidly to develop and deliver reduced carbon energy solutions. I am proud to take the helm of Hydrogen Engine Center as Chief Executive Officer.”

The common denominator of this accelerated strategy is HEC’s advanced technology – integrated into solutions that deliver real world power systems to customers. This technology enables engines to burn cleanly, and relies on fuels that are readily available from a multitude of domestic sources.

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Ted Hollinger, founder and Chairman of HEC, will head up the HEC Advanced Carbonless Energy Technology Group (ACETG). Hollinger will direct worldwide programs to leverage the company’s current patents. He will also identify additional leading edge technology the company can develop and license. Hollinger will also expand and grow synergistic development projects with members of HEC’s network of innovation partners. Tapan Bose, who also heads HEC’s Canadian business, will join Hollinger in this endeavor. Hollinger commented, “HEC is in a very strategic position. We have begun and are ready to help the global market reduce its dependence on oil. Our technology allows customers to burn fuels such as ammonia, hydrogen, and other biofuels. These are reduced emissions fuels that countries can source domestically. The newly announced ACETG will help bring this technology to global customers. I am excited and proud to launch this expanded global mission within HEC.”

In concert with this announcement, Don Vanderbrook has been named CEO of HEC; he had been COO. Hollinger and the Board of Directors of HEC jointly commented, “We are very fortunate that Don Vanderbrook is on our team. Don’s transition to the CEO position will be seamless. Don has a track record of success in the power generator sector, and he has brought strong industry experience to HEC.” As CEO, the company’s global finance, marketing, sales and manufacturing teams will be under his direction. Both Hollinger and Vanderbrook will report to the company’s board of directors. The Board has authorized two new seats and will elect a board chair on a rotating basis from among its members.

According to Hollinger and Vanderbrook, “The alternative energy sector is rapidly transforming into a technology-centric, multi-industry business sector. The rapid product development cycles we have seen in Silicon Valley are now being experienced by necessity in the energy sector. HEC’s portfolio of IP and pending patent filings reflect the faster pace of development and the accelerating of its low pollution delivery solution to the market.” Vanderbrook added, “I have spent the last three weeks meeting with numerous government energy departments, customers and partners worldwide, and their demand for faster delivery of alternative energy solutions appears to be universal.”

“I believe HEC has the technology and team to meet these customer demands. Our four point strategy is designed to build the foundation for growth. The strategy makes efficient use of capital, and is expected to result in higher returns, and in rapid delivery of solutions, giving our customers a practical alternative to oil. Vanderbrook added, “Our sales team has a laser focus on near term sales, and our clients’ business cases are even more positive, since HEC solutions help free customers from expensive oil-based fuels. We realize that the green energy movement is progressive, and while we will be focusing on totally carbonless fuel alternatives, we will also embrace transitional alternatives that employ carbonless fuels along with traditional fuels to reduce emissions and greenhouse gases. We feel there is a tremendous opportunity to move users to carbonless fuel alternatives using this approach.”

The HEC team is focused on the execution of the four point strategy. First, HEC’s realignment underscores the importance of technology licensing. HEC technology converts most spark ignited engines to burn hydrogen or ammonia. By licensing this technology, HEC will sell to OEM manufacturers worldwide, helping transform traditional engines into near-zero emission power sources. This strategy will enable HEC to reach a broader market, with rapid product delivery cycles, bringing solutions that OEM partners and end user customer demand.

Second, renewable energy such as wind and solar is strategic, but unpredictable. Now, using HEC systems for peak shaving and hydrogen fuel storage, renewable energy becomes a viable alternative to oil, coal and gas. HEC has two renewable energy customer partnerships in place now. These projects combine wind towers with HEC systems, to produce and store hydrogen as a fuel. This stored hydrogen empowers our customers to meet energy demand, even when the wind is calm. This technology is being piloted by HEC partners in Canada and the US. This technology is highly scalable.

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Third, ACETG will operate as the global IP hub for the company, and as a gearbox for co-development with strategic partners. HEC is targeting green corporate partnerships with key sectors such as government, manufacturing and transportation. Hollinger commented, “Every enterprise has at least two energy objectives – reduce cost and reduce carbon emissions. Many organizations have announced a commitment to become “green corporate citizens”. HEC technology will help these customers deliver on that commitment. Whether it’s a factory in the Midwest, a hotel in Asia, or a remote facility with no grid connection, our near-zero emission distributed power generating solutions are a fit for many companies around the world. We can help these concerns break free from their dependency on oil, natural gas and coal, saving them money and reducing their carbon footprint.”

HEC’s fourth initiative is hydrogen cogeneration/reuse. Hydrogen is the waste product of many chemical processes. The manufacturing of chlor-alkaline - which is used in the production of cellulose fiber – generates “unused” hydrogen. This hydrogen is unsuitable for most fuel cells. Here, HEC technology steps in. The HEC team, with a strategic client, has in place an OxxPower genset which is burning this hydrogen and generating power to run the factory — effectively using this hydrogen to provide cleaner-burning, very low cost energy. This system is operational with customers in India. This technology solution is highly scalable.

About Hydrogen Engine Center, Inc.
Hydrogen Engine Center, Inc. (HEC) develops systems and processes used in the design, manufacture and distribution of alternative fuel internal combustion engines, engine controls and generator systems. These technologies are for use by customers and partners in the industrial and power generation markets. We have and continue to file patents around these next generation systems and processes. These solutions and the engines using them are designed to run on alternative fuels including but not limited to gasoline, propane, natural gas, ethanol and hydrogen. We are developing engines that are fueled by ammonia. Our engines and engine products are sold under the brand name Oxx Power ™. HEC trades on the Bulletin Board under the symbol "HYEG.OB." Principal offices are located at 2502 E Poplar St., Algona, Iowa 50511. Visit www.hydrogenenginecenter.com or in the US dial 515-295-3178 for more information.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company’s ability to hire and retained qualified employees, the Company's dependence on third-party suppliers, the availability of capital and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

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